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                                                                 Exhibit 10.25.1


                        FIRST AMENDMENT TO LOAN AGREEMENT


         THIS FIRST AMENDMENT TO LOAN AGREEMENT (this "First Amendment") is made as of the 15th day of December, 2000, by INTERSTATE PITTSBURGH HOTEL HOLDINGS, L.L.C., a Delaware limited liability company (the "Borrower") and PNC BANK, NATIONAL ASSOCIATION, a national banking association (the "Bank").

                              W I T N E S S E T H:

         WHEREAS, pursuant to the terms of a Loan Agreement dated as of February 14, 2000 by and between Borrower and the Bank (the "Loan Agreement"), the Bank had agreed to provide a term loan to Borrower in a principal amount not to exceed SEVEN MILLION FIVE HUNDRED SIXTY THOUSAND AND 00/100 DOLLARS ($7,560,000) (the "Loan"), as evidenced by a certain Mortgage Note dated as of February 14, 2000, executed and delivered by the Borrower to the Bank, (the "Note") (all capitalized terms used herein shall have the meanings ascribed thereto in the Loan Agreement unless defined to the contrary herein); and

         WHEREAS, INTERSTATE HOTELS CORPORATION, a Maryland corporation ("Guarantor") executed and delivered to the Bank a certain Agreement of Guaranty and Suretyship (Payment) dated as of February 14, 2000 (the "Guaranty") as security for the Loan; and

         WHEREAS, the Guarantor and the Bank have agreed to make certain amendments to the Guaranty and have executed and entered into a First Amendment to and Confirmation of Agreement of Guaranty and Suretyship (Payment), of even date herewith, in order to modify certain financial covenants with respect to the Guarantor (the Guaranty as amended by the First Amendment to and Confirmation of Agreement of Guaranty and Suretyship (Payment) is hereinafter referred to as the "Amended Guaranty"); and

         WHEREAS, simultaneous with the execution and delivery of the Amended Guaranty, Borrower and the Bank have agreed to make certain amendments to the Loan Agreement in order to reflect the provisions of the Amended Guaranty upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, the parties hereto, for good and valuable consideration, the receipt and sufficiency thereof being hereby acknowledged, and intending to be legally bound hereby, covenant and agree as follows:

         1. The definition of "Debt Multiple Ratio" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety.

         2. The definition of "EBITDA" set forth in Section 1.1 of the Loan Agreement is hereby deleted in its entirety and replaced as follows:


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         "EBITDA" shall mean, for any period of determination with respect to
Guarantor, Guarantor's net income after minority interest, plus Guarantors portion of depreciation and amortization, plus other non-cash losses, plus Guarantor's portion of Interest Expense or interest income, as the case may be, plus income taxes, less non-cash gains, as each one of the foregoing is determined in accordance with GAAP, provided however, that EBITDA shall also include pro forma adjustments for any tangible or intangible assets acquired with Indebtedness. Such pro forma adjustments shall utilize the previous twelve
(12) month's Net Operating Income with respect to the asset in the calculation of the Pro forma Permanent Loan Debt Service Coverage Ratio.

         3. The following definitions are hereby added to Section 1.1 of the Loan Agreement as follows:

                  "Pro forma Debt Service" shall mean, for any period of determination the sum of all principal and interest payments that would be payable over a twelve (12) month period with respect to the Total Debt based upon a twenty-five (25) year mortgage-style amortization of the Total Debt, assuming an interest rate per annum (based on a year of twelve equal months) equal to the greater of (i) two and three-quarters percent (2 3/4%) above the Treasury Rate or (ii) eight and one-half percent (8 1/2%) per annum.

                  "Pro forma Permanent Loan Debt Service Coverage Ratio" shall mean the ratio of EBITDA to Pro forma Debt Service.

         4. Section 4.22 (ii) of the Loan Agreement is hereby deleted in its entirety and the following language is inserted in lieu thereof:

                  (ii) Pro forma Permanent Loan Debt Service Coverage Ratio. The Pro forma Permanent Loan Debt Service Coverage Ratio with respect to the Guarantor shall be at least 1.30 to 1.00.

         5. Except as specifically modified herein, the Loan Agreement is hereby ratified and confirmed and shall remain in full force and effect. The Loan Agreement as amended by this First Amendment shall continue to be evidenced or secured by the Loan Documents and nothing contained herein shall affect the priority of any lien or security interest securing the Note and Loan Agreement as amended by this First Amendment. All references to the "Loan Agreement" contained in the Loan Documents shall be deemed to refer to and include the Loan Agreement as amended by this First Amendment.

         6. This First Amendment is to be construed and enforced in all respects in accordance with the laws of the Commonwealth of Pennsylvania, without regard to the principles of conflicts of laws.

         7. This First Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8. The Borrower hereby represents and warrants to Bank that, (a) no Event of Default has occurred and is continuing on the date of execution hereof, and (b) the Borrower has no set-off claim or other defense with respect to its obligations under the Loan Agreement or any


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of the Loan Documents and (c) all representations and warranties contained in the Loan Documents are true and correct and are hereby confirmed.

         9. This First Amendment may be executed in any number of counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

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                            LEFT INTENTIONALLY BLANK]



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         IN WITNESS WHEREOF, the Bank and Borrower have duly executed this First
Amendment to Loan Agreement as of the day and year first above written.


WITNESS/ATTEST:                         INTERSTATE PITTSBURGH HOTEL HOLDINGS,
                                        L.L.C., a Delaware limited liability
                                        company

                                        By: Interstate Property Partnership,
                                            L.P., a Delaware limited
                                            partnership, sole member

                                            By: Interstate Property Corporation,
                                                a Delaware corporation, General
                                                Partner


   /s/  Patricia S. Mahlstedt           By:  /s/  J. William Richardson
--------------------------------             ----------------------------
       Assistant Secretary              Name:   J. William Richardson
                                        Title:  Vice President


WITNESS/ATTEST:                         PNC BANK, NATIONAL ASSOCIATION, a
                                        national banking association


         /s/ L. Ishne                   By:  /s/ Randall Cornelius
--------------------------------             ----------------------------
       Vice President                        By:  Randall Cornelius
                                             Title: Assistant Vice President



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